Exhibit 23.4
Consent of Hill Schwartz Spilker Keller LLC
     We hereby consent to the reference to our name under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” in the prospectus included in the Registration Statement on Form S-1 of SOI Holdings, Inc. (Registration No. 333-147025) and in Note 33 to the audited consolidated financial statements included therein.

Hill Schwartz Spilker Keller LLC
By:	/s/ Ray A. Sheeler
Ray A. Sheeler
Managing Director

December 7, 2007